EXHIBIT 99.1

Trident Microsystems to Acquire Three Consumer Product Lines from Micronas
Transaction to Broaden Trident’s Product and IP Portfolio,
Expand Revenue Base and Improve Financial Outlook
Santa Clara, Calif. — March 31, 2009: Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the multimedia and digital television (DTV) markets, today announced that it has entered into a definitive agreement with Micronas Semiconductor Holding AG (SIX Swiss Exchange: MASN) to acquire selected assets of the frame rate converter (FRC), demodulator and audio product lines of Micronas’ Consumer Division. The consideration payable to Micronas will consist of 7.0 million shares of Trident common stock and warrants to acquire up to 3.0 million additional Trident shares.
“As we previously communicated, we are committed to investing in Trident’s future and are determined to emerge from these challenging times as a leader in the global DTV market. This acquisition is an important step in accomplishing this goal, diversifies our product offering serves as a catalyst for Trident to become a preferred supplier of the DTV market, which is expanding into a multimedia connected home,” said Sylvia Summers Couder, Trident’s Chief Executive Officer and President. “This acquisition will increase Trident’s revenue base and we expect it to be accretive in the first full quarter after the close.”
Strategic Benefits of the Acquisition
The acquisition broadens Trident’s existing product and intellectual property portfolios and augments its technical resources, enabling the company to address a larger portion of the DTV market and to expand its tier one customer base.
Expanding Trident’s product offering to include Micronas’ FRC products will increase Trident’s total addressable market through sales of FRCs to customers for incorporation into the DTV display panel, a market segment new to Trident. The addition of Micronas’ demodulators to Trident’s product portfolio expands the company’s existing demodulator offering to include nearly all of the world’s digital TV standards. In addition, the future integration of Micronas’ best-in-class discrete audio and demodulation technologies into Trident’s SoCs with best-in-class picture quality is expected to provide Trident with one of the most comprehensive and innovative product roadmaps in the DTV industry.
“We believe this acquisition will enable Trident uniquely to help customers deliver a highly interactive digital television, a central point in the home for providing compelling multimedia content and connectivity to the consumer,” said Ms. Summers.
“Trident’s purchase of best-in-class products, technology and intellectual property from Micronas’ Consumer division will immediately expand its reach into the home consumer semiconductor market,” commented Wolfgang Kalsbach, Chief Executive Officer of Micronas.
Financial Benefits of the Acquisition
Trident expects to expand its revenue base and leverage its low cost operations in Asia to reduce its projected near-term operating losses. Trident anticipates that combined net revenue for the quarter ending September 30, 2009 will be approximately $35 million and expects non-GAAP operating loss and cash consumption to improve from its current outlook. The transaction improves Trident’s visibility in achieving its previously stated long-term financial model targets.
“With this transaction we can accelerate the pace of innovation, and leverage our industry leading cost structure and strong balance sheet to position the Company for both long-term revenue and earnings growth, benefiting our customers, employees and shareholders said Ms. Summers.”
Overview of the Acquisition
Under the terms of the agreement, Trident will acquire products, technology and intellectual property used in Micronas’ FRC line of frame rate converters, the DRX line of demodulators and all of the Micronas audio processing products. Upon completion of the acquisition, we expect our total headcount to increase by approximately 150 employees located throughout the world. Following the close of the transaction, Trident will have new design centers in Munich and Freiburg, Germany, as well as Nijmegen, The Netherlands and expects to establish its European headquarters in Munich.
In connection with the acquisition, Trident will issue 7.0 million common shares to Micronas, which are valued at approximately $10 million, based on the closing price of Trident common stock on Tuesday March 31, 2009. Trident will also issue warrants to Micronas to acquire up to 3.0 million additional Trident shares. One million warrants will vest on each of the second, third and fourth anniversaries of the closing of the acquisition, with exercise prices of $4.00 per share, $4.25 per share and $4.50 per share, respectively. If not yet exercised, the warrants will expire on the fifth anniversary of the closing of the acquisition. Upon closing, Micronas will own approximately 10 percent of Trident, without giving effect to the exercise of the warrants or any other dilutive securities.
The transaction is expected to close in the fourth quarter of Trident’s fiscal year, ending June 30, 2009, and remains subject to the satisfaction of closing conditions contained in the definitive agreement, including certain regulatory approvals.
Financial Outlook for the Quarter Ending March 31, 2009
With respect to the quarter ending March 31, 2009, and subject to Trident’s closing procedures, Trident expects to report net revenue of $6 to $7 million. Closing balances of cash and cash equivalents are expected to be approximately $200 million.
Advisors
Union Square Advisors LLC acted as exclusive financial advisor to Trident. DLA Piper LLP and Schellenberg Wittmer served as legal counsel to Trident.
Conference Call Information
Trident will host a conference call on April 1, 2009, at 5:00 a.m. Pacific Time/8:00 a.m. Eastern Time to discuss this acquisition. Shareholders may participate in the call by calling 866-783-2141 or 857-350-1600 and entering passcode 62066956.
This call is being webcasted by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. A replay of the conference call will be available approximately two hours following the conference call until midnight Pacific Time, on April 7, 2009 and can be accessed by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 19564233.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs, and associated software for digital media applications, such as digital television, LCD television, or TV, and digital set-top boxes, or STB. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc., HiDTV™, DPTV(TM), SVP(TM) WX, SVP(TM) UX, SVP(TM) PXP and SVP(TM) CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include, but are not limited to, statements about Trident’s possible acquisition of assets from Micronas Semiconductor AG, the expected strategic benefits of the acquisition, including improvements in the Company’s financial outlook and performance, strengthened intellectual property and technical resources, and accelerated delivery of new products and product enhancements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties; there are important factors that could cause our ability to complete an acquisition with Micronas to fail, or to cause the expected benefits of an acquisition of assets from Micronas to fail to be realized. Our actual results could differ materially from those in the forward looking statements. These factors include, without limitation, our inability to complete the acquisition of assets from Micronas, successfully integrate the acquisition, and realize the expected strategic and financial benefits of the acquisition, including the ability to conclude additional customer opportunities as a result of the acquisition. The forward- looking statements included in this press release are made only as of the date of this press release; the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and Form 10-Q made with the Securities and Exchange Commission available at http://www.sec.gov.
For More Information
The Blueshirt Group for Trident Microsystems
Suzanne Craig / Maria Riley
Tel: +1-415-217-7722
Email: Suzanne@blueshirtgroup.com or maria@blueshirtgroup.com
Web site: http://www.tridentmicro.com
TRID-IR

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